Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $364 MILLION
FOR THE FOURTH QUARTER OF 2022 AND $1.0 BILLION FOR THE FULL YEAR

12.7 MILLION COMMON SHARES REPURCHASED IN 2022 FOR $738 MILLION

New York, NY, February 6, 2023: Loews Corporation (NYSE: L) today released its fourth quarter 2022 financial results.

Fourth Quarter highlights:

Loews Corporation reported net income of $364 million, or $1.53 per share, compared to $343 million, or $1.36 per share, in the fourth quarter of 2021. The following are the key highlights:

•The increase in net income was driven by improved results at Boardwalk Pipelines and higher investment returns at the parent company.
•Net income at CNA declined compared to the fourth quarter of 2021 due to lower returns on limited partnership and common stock investments and higher net catastrophe losses, partially offset by improved underlying underwriting results and higher income from fixed income securities due to reinvesting at higher rates.
•Operating results at Loews Hotels & Co improved compared to the fourth quarter of 2021 due to higher occupancy, but net income was lower due to accelerated state and local government grant payments in last year’s comparable period.
•Book value per share decreased to $61.86 at year-end 2022 from $71.84 at year-end 2021, driven by the unrealized loss position in CNA’s fixed income portfolio, as compared to a gain in the prior year.
•Book value per share, excluding accumulated other comprehensive income (AOCI), increased to $75.78 at year-end 2022 from $71.09 at year-end 2021.
•Loews had a cash and investments balance of $3.2 billion as of December 31, 2022.

CEO commentary:

“Loews Corporation had a strong fourth quarter, with stellar performance from our consolidated subsidiaries. We were also pleased with the December Delaware Supreme Court reversal of the state Chancery Court’s decision that had awarded former Boardwalk minority unitholders damages of just over $900 million, including interest.”
–James S. Tisch, President and CEO, Loews Corporation

Consolidated highlights:

	December 31,
	Three Months Ended		Years Ended
(In millions, except per share data)	2022	2021	2022	2021
Income before net investment gains (losses)	$387	$341	$1,150	$1,066
Net investment gains (losses):
CNA	(23)	2	(138)	86
Corporate				426
Net income attributable to Loews Corporation	$364	$343	$1,012	$1,578

Net income per share	$1.53	$1.36	$4.16	$6.07

	December 31, 2022	December 31, 2021

Book value per share	$61.86	$71.84
Book value per share excluding AOCI	75.78	71.09

Three months ended December 31, 2022, compared to 2021

CNA:
•Net income attributable to Loews Corporation declined to $223 million from $239 million.
•Core income increased to $274 million from $265 million.
•Results include lower net investment income from limited partnership and common stock investments, partially offset by higher income from fixed income securities.
•Underwriting results were lower due to higher net catastrophe losses related to Winter Storm Elliott, partially offset by improved underlying underwriting income and prior year development.
•Non-economic charge related to asbestos and environmental pollution of $25 million after tax and noncontrolling interests compared favorably to $44 million after tax and noncontrolling interests in the prior year period.
•Net income was also negatively impacted by the swing from net investment gains in the prior year period to net investment losses driven by sales of fixed income securities.
•Property and Casualty combined ratio was 93.7% compared to 92.9% in the prior year period. The underlying combined ratio of 91.2% was consistent year-over-year.

Boardwalk:
•Net income increased $18 million to $83 million compared to $65 million.
•EBITDA increased $41 million to $248 million compared to $207 million.
•Net income and EBITDA increased due to higher revenues from recently completed growth projects, re-contracting at higher rates, and higher utilization-based revenues. Storage and parking and lending revenues also increased.
•Higher revenues were slightly offset by higher expenses due to an increased asset base from recently completed growth projects.

Loews Hotels:
•Net income decreased $4 million to $33 million compared to $37 million.
•Net income for the prior year period benefited from $26 million of accelerated state and local government grant payments used to retire outstanding debt. Excluding the grant payments, net income increased $22 million.
•Adjusted EBITDA increased $21 million to $85 million compared to $64 million.
•Revenues increased due to improved occupancy and higher average daily room rates.
•Higher revenues were partially offset by an increase in operating expenses due to the higher demand levels and resumption of additional pre-pandemic services.

Corporate & Other:
•Net income increased $23 million to $25 million from $2 million due to higher investment income.

Year ended December 31, 2022, compared to 2021

Loews reported net income of $1.0 billion, or $4.16 per share, compared to $1.6 billion, or $6.07 per share in 2021. The following are the key highlights:

•Net income for 2021 includes a gain of $438 million related to the sale of 47% of Altium Packaging and its deconsolidation on April 1, 2021.
•Excluding the gain on sale of Altium Packaging, net income decreased $128 million, driven by lower investment income at CNA and the parent company, offset by improved results at Boardwalk and Loews Hotels.
•CNA reported a record low combined ratio of 93.2%, compared with 96.2% in the prior year. The underlying combined ratio was a record low 91.2%, compared with 91.4% in the prior year.
•Loews Hotels results significantly improved due to higher occupancy and average daily room rates, as travel rebounded from the impacts of the pandemic.

Share Repurchases:

•On December 31, 2022, there were 236 million shares of Loews common stock outstanding.
•For the three months and year ended December 31, 2022, Loews repurchased 2.2 million and 12.7 million shares of its common stock at an aggregate cost of $124 million and $738 million, respectively.
•From January 1, 2023 to February 3, 2023, Loews repurchased an additional 1.0 million shares of its common stock at an aggregate cost of $58 million.
•For the year ended December 31, 2022, Loews purchased 0.7 million shares of CNA common stock for an aggregate cost of $26 million.
•Depending on market conditions, Loews may from time-to-time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These measures are defined and reconciled to the most comparable GAAP measures on pages 6 and 7 of this release.

Earnings Remarks and Conference Calls

For Loews Corporation

–Today, February 6, 2023, earnings remarks will be available on our website.
–Remarks will include commentary from Loews’s president and chief executive officer, and chief financial officer.

For CNA

–Today, February 6, 2023 at 9:00 a.m. ET.
–A live webcast will be available via the Investor Relations section of www.cna.com.
–To participate, dial 1-844-481-2830 (USA Toll Free) or +1-412-317-1850 (International).

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
	Three Months Ended		Years Ended
(In millions)	2022	2021	2022	2021
Revenues:
CNA Financial (a)	$3,111	$3,054	$11,879	$11,908
Boardwalk Pipelines	401	358	1,446	1,349
Loews Hotels & Co (b)	189	191	721	480
Investment income (loss) and other (c) (d)	92	58	(2)	920
Total	$3,793	$3,661	$14,044	$14,657
Income (Loss) Before Income Tax:
CNA Financial (a)	$294	$330	$1,081	$1,484
Boardwalk Pipelines	109	74	330	303
Loews Hotels & Co (b)	41	52	161	(12)
Corporate: (e)
Investment income (loss), net	92	59	(8)	99
Other (d)	(60)	(56)	(183)	308
Total	$476	$459	$1,381	$2,182
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$223	$239	$802	$1,077
Boardwalk Pipelines	83	65	247	235
Loews Hotels & Co (b)	33	37	117	(14)
Corporate: (e)
Investment income (loss), net	72	46	(6)	78
Other (d)	(47)	(44)	(148)	202
Net income attributable to Loews Corporation	$364	$343	$1,012	$1,578

(a)The three months ended December 31, 2022 includes net investment losses of $33 million ($23 million after tax and noncontrolling interests).
The three months ended December 31, 2021 includes net investment gains of $3 million ($2 million after tax and noncontrolling interests).
The year ended December 31, 2022 includes net investment losses of $199 million ($138 million after tax and noncontrolling interests).
The year ended December 31, 2021 includes net investment gains of $120 million ($86 million after tax and noncontrolling interests).
(b)Includes $35 million ($26 million after tax) related to the acceleration of state and local government grant payments used to retire outstanding debt for the three months and year ended December 31, 2021.
(c)Includes parent company investment income (loss) and the financial results of Altium Packaging. On April 1, 2021, Loews sold 47% of Altium Packaging, which was then deconsolidated and subsequently recorded as an equity method investment.
(d)Includes an investment gain of $555 million ($438 million after tax) for the year ended December 31, 2021 related to the sale of 47% of Altium Packaging and its deconsolidation on April 1, 2021.
(e)The Corporate segment consists of investment income (loss) from the parent company's cash and investments, interest expense, corporate expenses, the consolidated results of Altium Packaging through March 31, 2021 and the equity method of accounting for Altium Packaging subsequent to its deconsolidation on April 1, 2021, as well as the gain related to the deconsolidation of Altium Packaging.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
	Three Months Ended		Years Ended
(In millions, except per share data)	2022	2021	2022	2021
Revenues:
Insurance premiums	$2,232	$2,119	$8,667	$8,175
Net investment income	600	610	1,802	2,259
Investment gains (losses) (a)	(33)	3	(199)	660
Operating revenues and other	994	929	3,774	3,563
Total	3,793	3,661	14,044	14,657

Expenses:
Insurance claims and policyholders’ benefits	1,683	1,665	6,386	6,349
Operating expenses and other	1,634	1,537	6,277	6,126
Total	3,317	3,202	12,663	12,475

Income before income tax	476	459	1,381	2,182
Income tax expense	(88)	(88)	(278)	(479)
Net income	388	371	1,103	1,703
Amounts attributable to noncontrolling interests	(24)	(28)	(91)	(125)
Net income attributable to Loews Corporation	$364	$343	$1,012	$1,578

Net income per share attributable to Loews Corporation	$1.53	$1.36	$4.16	$6.07

Weighted average number of shares	238.08	252.52	243.28	260.20

(a)Includes an investment gain of $555 million ($438 million after tax) for the year ended December 31, 2021 related to the sale of 47% of Altium Packaging and its deconsolidation on April 1, 2021.

Definitions of Non-GAAP Measures and reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains (losses) and any cumulative effects of changes in accounting guidance. In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains (losses) because these are generally driven by economic factors that are not necessarily reflective of CNA’s primary operations. The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	December 31,
	Three Months Ended		Years Ended
(In millions)	2022	2021	2022	2021
CNA net income attributable to Loews Corporation	$223	$239	$802	$1,077
Investment (gains) losses	26	(2)	154	(96)
Consolidating adjustments including noncontrolling interests	25	28	92	125
Core income	$274	$265	$1,048	$1,106

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to EBITDA:

	December 31,
	Three Months Ended		Years Ended
(In millions)	2022	2021	2022	2021
Boardwalk net income attributable to Loews Corporation	$83	$65	$247	$235
Interest	40	40	166	161
Income tax expense	26	9	83	68
Depreciation and amortization	99	93	396	370
EBITDA	$248	$207	$892	$834

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, state and local government development grants, gains or losses on dispositions, asset impairments, and equity method income from EBITDA and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of EBITDA and excluding distributions in excess of the basis in the equity method investment. See below for a reconciliation of net income (loss) attributable to Loews Corporation to Adjusted EBITDA and a reconciliation of pro rata Adjusted EBITDA of equity method investments. The following table presents a reconciliation of Loews Hotels & Co net income (loss) attributable to Loews Corporation to Adjusted EBITDA:

	December 31,
	Three Months Ended		Years Ended
(In millions)	2022	2021	2022	2021
Loews Hotels & Co net income (loss) attributable to Loews Corporation	$33	$37	$117	$(14)
Interest	4	11	11	36
Income tax expense	8	15	44	2
Depreciation and amortization	17	16	64	63
EBITDA	62	79	236	87
State and local government development grants		(39)		(39)
Net gain on dispositions		(8)		(8)
Asset impairments	3	10	25	10
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(33)	(30)	(148)	(47)
Pro rata Adjusted EBITDA of equity method investments	54	48	234	128
Consolidating adjustments	(1)	4	(2)	4
Adjusted EBITDA	$85	$64	$345	$135

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to Pro rata Adjusted EBITDA of equity method investments:

	December 31,
	Three Months Ended		Years Ended
(In millions)	2022	2021	2022	2021
Loews Hotels & Co’s equity method income	$33	$30	$148	$47
Pro rata share of equity method investments:
Interest	11	9	40	36
Income tax expense
Depreciation and amortization	12	12	50	50
Distributions in excess of the basis of equity method investment	(3)	(3)	(4)	(6)
Consolidation adjustments	1			1
Pro rata Adjusted EBITDA of equity method investments	$54	$48	$234	$128